Exhibit 10.3

3COM EUROPE LIMITED PROMISSORY NOTE

Pound Sterling 194,000	Edinburgh, Scotland, United Kingdom
April 12., 1999

FOR VALUE RECEIVED, John McClelland promises to pay to 3Com Europe Limited (the “Company”), or order, the principal sum of Pound Sterling 194,000, without interest.

Principal shall be due and payable four years from the date hereof.  Payment of principal shall be made in lawful money of the United Kingdom or of the United States of America.

The undersigned may at any time prepay all or any portion of the principal owing hereunder.

In the event the undersigned shall cease to be an employee of the Company, 3Com Corporation or its affiliates for any reason, this Note shall be accelerated, and the whole unpaid balance on this Note shall be due and payable 90 days following such termination of employment.

Should any action be instituted for the collection of this Note, the reasonable costs and attorneys’ fees therein of the holder shall be paid by the undersigned.

/s/ John McClelland
John McClelland